===================

                               OPERATING AGREEMENT

                                       OF

                               ELECTRONICS.NET LLC

                     a New Jersey Limited Liability Company

                                  June 14, 1998

                               ===================

                                TABLE OF CONTENTS

                                    ARTICLE 1
                                   DEFINITIONS

Section 1.1 Adjusted Member Account Deficit....................................1
Section 1.2 Advisory Board.....................................................1
Section 1.3 Affiliate..........................................................1
Section 1.4 Aggregate Distributions............................................2
Section 1.5 Agreement..........................................................2
Section 1.6 Available Cash.....................................................2
Section 1.7 Bankruptcy Code....................................................2
Section 1.8 Capital Contribution...............................................2
Section 1.9 Certificate........................................................2
Section 1.10 Code..............................................................2
Section 1.11 Company...........................................................2
Section 1.12 Company Minimum Gain..............................................2
Section 1.13 Company Property..................................................2
Section 1.14 Contributed Property..............................................2
Section 1.15 CYSP..............................................................3
Section 1.16 Distributable Property............................................3
Section 1.17 Distribution......................................................3
Section 1.18 Distribution Date.................................................3
Section 1.19 Effective Date....................................................3
Section 1.20 Gaap..............................................................3
Section 1.21 Initial Members...................................................3
Section 1.22 Managing Member...................................................3
Section 1.23 Majority..........................................................3
Section 1.24 Majority In Interest..............................................3
Section 1.25 Member............................................................3
Section 1.26 Member Account....................................................3
Section 1.27 Member Minimum Gain...............................................3
Section 1.28 Member Nonrecourse Debt...........................................3
Section 1.29 Member Nonrecourse Deductions.....................................3
Section 1.30 New Jersey Act....................................................4
Section 1.31 Nonrecourse Deductions............................................4
Section 1.32 Nonrecourse Liability.............................................4
Section 1.33 Notice............................................................4
Section 1.34 Person............................................................4
Section 1.35 Substitute Member.................................................4
Section 1.36 Super Majority....................................................4
Section 1.37 Super Majority In Interest........................................4
Section 1.38 Supply Agreement..................................................4

Section 1.39 Taxable Year......................................................4
Section 1.40 TOPS..............................................................5
Section 1.41 Trademark Value...................................................5
Section 1.42 Unit(s)...........................................................5
Section 1.43 Unit Distribution.................................................5

                                    ARTICLE 2
                              ORGANIZATION AND TERM

Section 2.1 Formation..........................................................5
Section 2.2 Name...............................................................6
Section 2.3 Term...............................................................6
Section 2.4 Consent to Continue the Company....................................6
Section 2.5 Registered Agent and Office........................................7
Section 2.6 Principal Office...................................................7
Section 2.7 Other Instruments..................................................7

                                    ARTICLE 3
                        PURPOSE AND POWERS OF THE COMPANY

Section 3.1 Purpose............................................................7
Section 3.2 Powers of the Company..............................................7

                                    ARTICLE 4
                         CAPITAL CONTRIBUTIONS AND UNITS

Section 4.1 Initial Members; Membership Lists; and Obligation to Update........8
Section 4.2 Capital Contributions..............................................9
Section 4.3 Units..............................................................9
Section 4.4 Withdrawals and Return of Capital; Interest........................9
Section 4.5 Return of Capital..................................................9

                                    ARTICLE 5
                             MEMBERS AND MANAGEMENT

Section 5.1 Management by Members and Managing Member.........................10
Section 5.2 Officers..........................................................10
Section 5.3 Consent of Super Majority in Interest.............................10
Section 5.4 Compensation......................................................11
Section 5.5 Compensation......................................................12
Section 5.6 Meetings of the Advisory Board....................................12
Section 5.7 Proxies...........................................................12
Section 5.8 Quorum............................................................12

Section 5.9 Voting............................................................12
Section 5.10 Action Without Meeting...........................................13
Section 5.11 Telephonic Meetings..............................................13
Section 5.12 Waiver of Notice.................................................13
Section 5.13 Transactions Between a Member and the Company....................13
Section 5.14 Limited Restrictions of Business Pursuits of Members.............13
Section 5.15 Duration of Member Status........................................14
Section 5.16 Additional Commercial Assistance.................................14
Section 5.17 Acquisition, Sale or Change of Control of a Member...............14

                                    ARTICLE 6
                MEMBER ACCOUNTS, ALLOCATIONS AND DISTRIBUTIONS

Section 6.1 Maintenance of Member Accounts....................................15
Section 6.2 Allocations.......................................................16
Section 6.3 Special Allocation Provisions.....................................16
Section 6.4 Distributions.....................................................17

                                    ARTICLE 7
                         FISCAL YEAR, BOOKS AND RECORDS

Section 7.1 Books of Account and Records......................................17
Section 7.2 Inspection........................................................18
Section 7.3 Fiscal Year.......................................................18
Section 7.4 Accounting........................................................18
Section 7.5 Financial Reports.................................................18

                                    ARTICLE 8
                                   TAX MATTERS

Section 8.1 Member for Tax Matters............................................19
Section 8.2 Tax Returns.......................................................19
Section 8.3 Deductions and Elections..........................................19

                                    ARTICLE 9
                MEMBERS' AND OFFICERS' LIABILITY AND INDEMNITY

Section 9.1 Members' and Officers' Liability..................................20
Section 9.2 Right to Indemnification..........................................20
Section 9.3 Exculpation.......................................................22
Section 9.4 Remedies..........................................................22
Section 9.5 Waiver............................................................23

                                   ARTICLE 10
                          ADDITIONAL MEMBERS AND UNITS

Section 10.1 Additional Units.................................................23
Section 10.2 Allocations......................................................23

                                   ARTICLE 11
                                    TRANSFERS

Section 11.1 Transfer Restrictions............................................23
Section 11.2 Non-Consensual Transfers.........................................24
Section 11.3 Termination of Membership........................................24
Section 11.4 Successors and Assigns...........................................25
Section 11.5 Withdrawal.......................................................25

                                   ARTICLE 12
                             DISSOLUTION AND WIND-UP

Section 12.1 Winding Up.......................................................25
Section 12.2 Authority to Wind-Up.............................................25
Section 12.3 Settlement and Distribution......................................25
Section 12.4 Termination......................................................26
Section 12.5 Claims of the Members............................................26

                                   ARTICLE 13
                                     NOTICES .................................26

                                   ARTICLE 14
                                  MISCELLANEOUS

Section 14.1 Governing Law....................................................27
Section 14.2 Jurisdiction; Costs..............................................27
Section 14.3 Severability.....................................................27
Section 14.4 Headings.........................................................27
Section 14.5 Plurals and Pronouns.............................................28
Section 14.6 Time.............................................................28
Section 14.7 Entire Agreement.................................................28
Section 14.8 Amendment........................................................28
Section 14.9 Method of Execution..............................................28
Section 14.10 Title to Assets.................................................28
Section 14.11 Nature of Unit in the Company...................................28
Section 14.12 No Third Party Rights...........................................29
Section 14.13 Binding Agreement...............................................29

Section 14.14 Effect of Waiver or Consent.....................................29
Section 14.15 Further Assurances..............................................29
Section 14.16 Section References..............................................29

                                    EXHIBITS

Exhibit A     Initial Members, Capital Contributions and Units
Exhibit B     Services to be Provided by CYSP to the Company
Exhibit C     Services to be Provided by TOPS to the Company

                   OPERATING AGREEMENT OF ELECTRONICS.NET LLC

      This Operating Agreement is made as of June 14, 1998, by the parties set forth on the signature page as "Members" (the "Initial Members") pursuant to the provisions of the New Jersey Limited Liability Company Act, New Jersey Revised Statues 42:2B-1 et seq.

      WHEREAS, the Initial Members desire to form a limited liability company pursuant to the New Jersey Limited Liability Company Act; and

      WHEREAS, the Initial Members desire to adopt this Operating Agreement and to be caused to be filed with the Secretary of State of the State of New Jersey a Certificate of Formation, pursuant to Section 42:2B-11 of the New Jersey Limited Liability Company Act.

      NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Initial Members hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      For purposes of this Operating Agreement, unless the context clearly indicates otherwise, the following terms shall have the following meanings (additional terms, used only in specific Articles, may be defined elsewhere in this Agreement):

      Section 1.1 Adjusted Member Account Deficit: The deficit balance, if any, in a Member's Member Account as of the end of the Taxable Year, increased by any amount which the Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and
(2)(i)(5), and decreased by the items described in Treasury Regulation Sections 1.704-l(b)(2)(ii)(d)(4), (5), and (6).

      Section 1.2 Advisory Board: A board which consists of an equal number of directors appointed by each of the Initial Members whose function is to consider and advise the Members as to all matters which require approval by a Super Majority in Interest.

      Section 1.3 Affiliate: When used with reference to a specified Person, (i) any Person directly or indirectly controlling, controlled by (as manager or otherwise) or under common control with the specified Person, (ii) any Person owning or controlling 50% or more of the outstanding voting securities of the specified Person, (iii) any officer, director or partner of the specified Person, (iv) if such other Person is an officer, director or partner, any company for which such Person acts in any such capacity and (v) any Person related by blood or marriage to such Person. For the purposes of this definition, the beneficial ownership of between 10% and 50% of the equity interest in any Person shall create a rebuttable presumption of control.

      Section 1.4 Aggregate Distributions: The aggregate of all Distributions made by the Company from the Effective Date.

      Section 1.5 Agreement: This Operating Agreement.

      Section 1.6 Available Cash: Net amount of cash as determined by the Members remaining after (a) payment of all of the Company's costs and expenses and (b) funding any reserves established by the Members.

      Section 1.7 Bankruptcy Code: United States Bankruptcy Code, Title 11 of the United States Code, ' 101 et seq., as amended from time to time.

      Section 1.8 Capital Contribution: The total amount of cash or property (including the Carrying Value of any Contributed Property) contributed to the Company by each Member pursuant to the terms of this Agreement. Any reference in this Agreement to the Capital Contribution of a Member shall include the Capital Contribution made by any predecessor holder of a Member.

      Section 1.9 Certificate: The Certificate of Formation for the Company to be filed with the Secretary of State, pursuant to Section 42:2B-11 of the New Jersey Act.

      Section 1.10 Code: The Internal Revenue Code of 1986, Title 26 of the United States Code, 1 et seq., as amended from time to time.

      Section 1.11 Company: Electronics.Net LLC, a limited liability company formed pursuant to this Agreement under the laws of the State of New Jersey, and any successor limited liability company.

      Section 1.12 Company Minimum Gain: An amount determined in accordance with Treasury Regulations Sections 1.704-2(b)(2) and 1.704-2(d)(1).

      Section 1.13 Company Property: Any property owned by the Company.

      Section 1.14 Contributed Property: All assets, other than cash, including but not limited to, notes, properties, interests in properties, interests in general and limited partnerships, interests in tenancies-in-common, interest in notes, and participation interests, transferred to the Company by a Member. Except as otherwise agreed by a Super Majority in Interest, all contributions shall be in cash.

      Section 1.15 CYSP: Cybershop Holding Corp., a New Jersey corporation.

      Section 1.16 Distributable Property: As defined in section 6.4(c) herein.

      Section 1.17 Distribution: A transfer of cash or Company Property to a Member on account of each Unit held by such Member.

      Section 1.18 Distribution Date: Any date upon which a Distribution, if any, will be made to the Members on account of the Units held by each Member.

      Section 1.19 Effective Date: The date at time at which the Certificate is filed with the office of the Secretary of State.

      Section 1.20 GAAP: Generally accepted accounting principles, consistently applied.

      Section 1.21 Initial Members: Those persons or entities, identified in
Exhibit 1, who have executed this Agreement.

      Section 1.22 Managing Member: The entity which shall be designated under the Agreement or otherwise by a Super Majority in Interest to manage the Company's business.

      Section 1.23 Majority: A number in excess of 50%.

      Section 1.24 Majority in Interest: A number of Units in excess of 50% of the Units of Members who vote or who are entitled to vote, as the case may be.

      Section 1.25 Member: Any person who is an Initial Member or who is admitted as a Member in accordance with Articles 10 or 11.

      Section 1.26 Member Account: has the meaning set forth in Section 6.1(a).

      Section 1.27 Member Minimum Gain: An amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulation Section 1.704-2(i)(3).

      Section 1.28 Member Nonrecourse Debt: has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

      Section 1.29 Member Nonrecourse Deductions: has the meaning set forth in Treasury Regulation Section 1.704-2(i). The amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Taxable Year equals the excess, if any, of the net increases, if any, in the amount of Member Minimum Gain attributable to such Member Nonrecourse Debt during that Taxable Year over the aggregate amount of distributions during that Taxable Year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from the proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulation Section 1.704-2(i).

      Section 1.30 New Jersey Act: New Jersey Limited Liability Company Act, New Jersey Revised Statutes, ss. 42:2B-1 et seq., as amended from time to time.

      Section 1.31 Nonrecourse Deductions: has the meaning set forth in Treasury Regulation Section 1.704-2(b)(1). The amount of Nonrecourse Deductions for a Taxable Year equals the excess, if any, of the net increase, if any, in the amount of Company Minimum Gain during that Taxable Year over the aggregate amount of any distributions during that Taxable Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of Treasury Regulation Section 1.704-2(b).

      Section 1.32 Nonrecourse Liability: has the meaning set forth in Treasury Regulation Section 1.752-l(a)(2).

      Section 1.33 Notice: Any notice, payment, demand or communication required or permitted to be given pursuant to this Agreement.

      Section 1.34 Person: Any individual, partnership, limited liability company, corporation, cooperative, trust or other entity.

      Section 1.35 Substitute Member: An Assignee of all or a portion of a Member's Units, who has become a Member pursuant to Article 11.

      Section 1.36 Super Majority: A number in excess of 75%.

      Section 1.37 Super Majority in Interest: A number of Units in excess of 75% of the units of Members who vote or who are entitled to vote, as the case may be.

      Section 1.38 Supply Agreement: The agreement between the Company and TOPS described in Section 5.4(b) herein.

      Section 1.39 Taxable Year: The taxable year of the Company for federal income tax purposes.

      Section 1.40 TOPS: TOPS Appliance City, Inc.

      Section 1.41 Trademark Value: The value assigned to the Company trademark pursuant to Section 12.1 herein

      Section 1.42 Unit(s): An interest, or interests, in the Company held by a Member, as defined in Section 4.3.

      Section 1.43 Unit Distribution: The amount of cash a Member will receive on account of each Unit held by the Member on a Distribution Date.

                                    ARTICLE 2

                              ORGANIZATION AND TERM

      Section 2.1 Formation.

            (a) The Members hereby form the Company, effective as of the Effective Date, under and pursuant to the provisions of the New Jersey Act and upon the terms and conditions set forth in this Agreement. Davis & Gilbert LLP or any partner thereof is hereby authorized and directed to file the Certificate with the Secretary of State of the State of New Jersey. The rights and liabilities of all Members shall be as provided under the New Jersey Act, the Certificate and this Agreement. To the extent permitted by applicable law, the provisions of this Agreement shall override the provisions of the New Jersey Act in the event of any inconsistency or contradiction between them. The fact that the Certificate is on file in the office of the Secretary of State shall constitute notice that the Company is a limited liability company, pursuant to
Section 42:2B-18 of the New Jersey Act. As of the Effective Date, each of the Initial Members shall be admitted as, and shall be, Members of the Company.

            (b) In order to maintain the Company as a limited liability company under the laws of the State of New Jersey, the Company shall from time to time take appropriate action, including the preparation and filing of such amendments to the Certificate and such other assumed name certificates, documents, instruments and publications as may be required by or desirable under law, including, without limitation, action to reflect:

                  (i) any change in the Company name;

                  (ii) any correction of false or erroneous statements in the
            Certificate or the desire of the Members to make a change in any statement therein in order that it shall accurately represent the agreement among the Members; or

                  (iii) any change in the time for dissolution of the Company as stated in the Certificate and in this Agreement.

      Section 2.2 Name. The Company's name shall be: "Electronics.Net LLC" The Company shall cause appropriate trade name and like statements to be filed and published under the name set forth in this Section 2.2, or such other name as the Company may have or use in any state or jurisdiction from time to time.

      Section 2.3 Term. The term of the Company shall commence on the Effective Date and shall continue in full force and effect until the earliest of the following:

            (a) the sale or disposition of all or substantially all of the Company Property;

            (b) the dissolution of the Company by the unanimous written agreement of the Members;

            (c) the tenth anniversary of the Effective Date;

            (d) the expulsion, bankruptcy, or dissolution of a Member; provided, however that if there are at least two remaining Members, the Members may consent to the continuation of the business of the Company after the occurrence of such an event, pursuant to Section 42:2B-48 of the New Jersey Act and Section 2.4 of this Agreement;

            (e) the entry of a decree of judicial dissolution under Section 42:2B-49 of the New Jersey Act;

            (f) the happening of any event which makes it unlawful for the Company business to be continued; or

            (g) the occurrence of any event, other than those referred to in paragraph (d), which causes dissolution of a limited liability company under the New Jersey Act.

      Section 2.4 Consent to Continue the Company. The Members may vote to continue the business of the Company within 90 days after the occurrence of an event of dissolution as set forth in Section 2.3(d), pursuant to and in accordance with Section 42:2b-48 of the New Jersey Act. The agreement of the holders of a Majority in Interest of the remaining Members entitled to vote (whether or not voting) shall constitute the consent of the Members to the continuation of the Company.

      Section 2.5 Registered Agent and Office. The Company's registered agent and office in New Jersey shall be Cybershop Holding Corp., 116 Newark Avenue, Jersey City, NJ 07302. At any time, the Company may designate another registered agent and/or office.

      Section 2.6 Principal Office. The Principal Office of the Company shall be 116 Newark Avenue, Jersey City, New Jersey 07302-2960 (the "Principal Office"). The Company may change the location of its Principal Office at any time.

      Section 2.7 Other Instruments. Each Member shall execute and deliver to the Company within five days after receipt of a written request therefor such other and further documents and instruments, statements of interest and holdings, designations, powers of attorney and other instruments and take such other action as the Company deems necessary, useful or appropriate to comply with any laws, rules or regulations as may be necessary to enable the Company to fulfill its responsibilities under this Agreement.

                                    ARTICLE 3

                        PURPOSE AND POWERS OF THE COMPANY

      Section 3.1 Purpose. The purpose of the Company is to own, operate and manage a high volume electronics, computers and appliances merchandise business through the use of web-based electronic commerce and any other lawful business permitted by the New Jersey Act and to engage in any and all activities related or incidental thereto.

      Section 3.2 Powers of the Company. In order to carry out its purpose, and not in limitation thereof, and as part of its business, subject to the limitations set forth elsewhere in this Agreement, the Company is authorized to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of its purpose, including without limitation, to:

            (a) conduct its business, carry on its operation and have and exercise all of the powers granted by the New Jersey Act in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;

            (b) incur debt and guarantee indebtedness of others for Company purposes and mortgage or pledge any or all of any Company Property to secure or provide for the repayment of such loans; to obtain replacements of any mortgage or mortgages in whole or in part; and prepay, refinance, recast, modify, extend or consolidate any mortgage affecting Company Property;

            (c) purchase, take, receive, lease, otherwise acquire, own, hold, improve, use and otherwise deal in and with real or personal property, or interests therein, wherever situated;

            (d) form and maintain wholly-owned subsidiaries;

            (e) sell, convey, assign, encumber, mortgage, pledge, lease, exchange, transfer, abandon and otherwise dispose of all or any part of the Company Property or membership interests;

            (f) sue and be sued, complain and defend, and participate in legal, administrative or other proceedings, in its name;

            (g) appoint employees and agents of the Company, and define their duties and fix their compensation by contract or other means;

            (h) make and alter agreements not inconsistent with the Certificate or with the laws of the State of New Jersey, for the performance of its business or the administration and regulation of its affairs;

            (i) indemnify a Member, or a former Member, and make any other indemnification to the fullest extent permitted by this Agreement, the New Jersey Act or other applicable law;

            (j) cease its activities and surrender its Certificate; and

            (k) have and exercise all powers necessary or convenient to effect any or all of the purposes for which the Company is formed.

                                    ARTICLE 4

                         CAPITAL CONTRIBUTIONS AND UNITS

      Section 4.1 Initial Members; Membership Lists; and Obligation to Update. The names and addresses of the Initial Members are as reflected on Exhibit A. The Company shall maintain a list of all Members, their last known business, residence or mailing address and the number of Units held by each Member.

      Section 4.2 Capital Contributions.

            (a) The initial Capital Contribution, and the form of payment, of each Member shall be as set forth on Exhibit A under the caption "Capital Contribution", and each Member shall pay the amount set forth opposite its name within two business days after formation of the Company. Additional Capital Contributions shall be required as set forth in Exhibit A or as otherwise authorized by a Super Majority in Interest.

            (b) The obligation to make Capital Contributions shall be a personal obligation of each Member and shall be enforceable by the Company and its Members. The failure of a Member to make Capital Contributions shall constitute a material breach of this Agreement. If a Member fails to make a Capital Contribution, all amounts distributable by the Company to the Member in any capacity shall be suspended, and the Member's right to receive distributions from the Company shall not be restored until the Member shall have paid in full to the Company the delinquent Capital Contribution, plus interest at 2 percentage points over the Prime Rate from the date such Capital Contribution should have been paid to the date it is paid by the Member, plus any damages to the Company attributable to the failure to timely pay the Capital Contribution.

            (c) No Member shall be required to lend any funds to the Company or to pay any contributions, assessments or payments to the Company except as otherwise set forth in this Agreement; provided, however, that a Member may be required to repay Distributions made to it as provided in Article 11 of this Agreement or Section 42:2B-42 of the New Jersey Act.

      Section 4.3 Units. A Member's interest in the Company shall be represented by the "Unit" or "Units" held by such Member. Each Unit shall equal $100.00 of a Member's Capital Contributions, and each Member shall hold the number of Units which equals each Member's Capital Contributions divided by $100.00; the residual amount of a Member's Capital Contribution which is not left after such division based on the Initial Contribution will entitle the Member to an additional Unit. The number of Units held by each Initial Member based on the Initial Contribution is set forth on Exhibit A.

      Section 4.4 Withdrawals and Return of Capital; Interest. No Member shall have the right to receive a return of, or to withdraw, its Capital Contribution or to receive any interest on any portion of its Capital Contribution except as otherwise provided in this Agreement.

      Section 4.5 Return of Capital. No Member shall be entitled to the return of all or any part of its Capital Contribution, except in accordance with this Agreement.

                                    ARTICLE 5

                             MEMBERS AND MANAGEMENT

      Section 5.1 Management by Members and Managing Member. The management of the Company's business shall be vested in the Managing Member, who shall manage the Company's business subject to the limitations set forth in this Agreement. The Members have authorized CYSP to act as the Managing Member except for such matters which require the consent of a Super Majority in Interest as provided in
Section 5.3 hereof. The Managing Member may directly, or through the officers (if any) of the Company to whom the Managing Member has delegated authority,:
(i) manage the affairs and business of the Company; (ii) exercise the authority and powers granted to the Company; and (iii) otherwise act in all other matters on behalf of the Company. No contract, obligation or liability of any kind or type can be entered into on behalf of the Company by any Member other than the Managing Member or an officer of the Company acting with the consent of the Managing Member. The Managing Member, at times acting through the Company's officers, shall take all actions which shall be necessary or appropriate to accomplish the Company's purposes in accordance with the terms of this Agreement.

      Section 5.2 Officers. The Members, by a Super Majority in Interest, may elect officers including a President, Treasurer and Secretary and such other offices as the Members may from time to time create. The officers shall exercise such powers and perform such duties as are prescribed by the Managing Member. Any number of offices may be held by the same person, as a Majority in Interest may determine, except that no person may simultaneously hold the offices of President and Secretary. The officers shall hold office for the term for which they were appointed and until their successors are elected and qualified; provided, however, that any officer may be removed with or without cause by the Managing Member.

      Section 5.3 Consent of Super Majority in Interest. The Consent of a Super Majority in Interest of the Members of the Advisory Board shall be required with respect to any matters outside of the ordinary course of business of the Company or not included in the then current business plan of the Company which was adopted by a Super Majority in Interest of the Members of the Advisory Board, including, without limitation, the following:

            (a) Amend or change the provisions of the Company's Certificate of Formation;

            (b) Declare the bankruptcy of or dissolve, voluntarily liquidate or voluntarily wind-up the Company or any subsidiary thereof;

            (c) Enter into or be subject to any transactions between the Company or any subsidiary thereof and any owner or beneficial holder of an interest in the Company or any officer, manager or member of the Company

            (d) Declare or pay any dividends, distributions or other payments to the owners or beneficial holders of the Company;

            (e) Redeem or repurchase any interest in the Company;

            (f) Borrow in the aggregate in excess of $10,000;

            (g) Effect any merger, stock sale, corporate reorganization, business combination, joint venture or similar transaction or arrangement that, in any case, fundamentally changes the Company or any subsidiary thereof or the sale of the Company of all or substantially all of its assets or business;

            (h) Appoint a new Managing Member or appoint a chief executive officer, chief operating officer and/or chief financial officer of the Company;

            (i) Enter into any agreement or obligation not contemplated in an approved business plan which involves an aggregate commitment of the Company in excess of $10,000.

            (j) Encumber any of the assets of the Company;

            (k) Sell any assets of the Company other than in the ordinary course of the Company's business; or

            (l) Admit any Additional Members or issue any Additional Units.

      Section 5.4 Compensation.

            (a) Except as provided in Section 5.4(b) or elsewhere in this Agreement, no Member shall be entitled to compensation for any services such Member may render to or for the Company or be entitled to reimbursement of any general overhead expenses incurred by the Member unless the Members shall decide otherwise. Each Member, shall be entitled to reimbursement from the Company for all direct out-of-pocket expenses incurred on behalf of the Company, except that Members shall not charge the Company any rent for the use of a portion of the Members' facilities.

            (b) The Company is authorized to enter into a supply agreement with TOPS to provide products required by the Company.

      Section 5.5 Services to be Provided by Members without Compensation.

            (a) CYSP shall provide general and administrative and electronic commerce functions required by the Company, such as financial and clerical services, implementation and control of the website commercial operations of the Company, customer interface and supervision and control of the Company's employees, all as more specifically set forth in Exhibit B hereto.

            (b) TOPS shall provide advice and assistance to the Company in connection with inventory supplies, product acquisition, warehousing and delivery, all as more specifically set forth in Exhibit C hereto.

            (c) Neither TOPS nor CYSP shall receive any fees for the services provided under this Section 5.5. Both TOPS and CYSP shall be reimbursed for direct expenses incurred on behalf of the Company, provided that each such direct expense would not otherwise have been incurred if the Company was not established and engaged in business.

      Section 5.6 Meetings of the Advisory Board. The Advisory Board shall hold meetings on a quarterly basis and meetings may be called at any other time by any Member or any director of the Advisory Board. Meetings of the Members may be called by any Member. A call shall state the location of the meeting and the nature of the business to be transacted. Notice of any such meetings shall be given to all Members not less than 24 hours prior to the date of such meeting pursuant to Section 13.1.

      Section 5.7 Proxies. Each Member may authorize any person or persons to act for it by proxy on all matters on which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the option of the Member executing it.

      Section 5.8 Quorum. The presence, in person or by proxy, of the holders of a Super Majority in Interest shall constitute a quorum for the transaction of business by the Members; provided, however, that if less than a Super Majority in Interest are present at such meeting, the Members present may adjourn the meeting at any time without further notice.

      Section 5.9 Voting. Unless otherwise specified in this Agreement or under the New Jersey Act, each Member shall be entitled to one vote for each Unit held by such Member. Except as otherwise provided in this Agreement, or under the New Jersey Act any decision to be made or action to be taken (or declined to be taken) by the Members shall require, and shall only be authorized upon, the affirmative vote of Members holding a Majority in Interest of the Members who vote.

      Section 5.10 Action Without Meeting. Unless specifically prohibited by the New Jersey Act, any action required to be taken at a meeting of the Members or any other action which may be taken at a meeting of the Members, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all the Members were present and voting. Prompt notice of the taking of the action without a meeting by less than unanimous consent shall be given in writing to those Members who have not consented in writing.

      Section 5.11 Telephonic Meetings. The Members may participate in and act at any meeting of Members through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

      Section 5.12 Waiver of Notice. When any Notice is required to be given to any Member of the Company hereunder, a waiver thereof in writing signed by the Person entitled to such notice, whether before, at, or after the time stated therein, shall be equivalent to the giving of such notice.

      Section 5.13 Transactions Between a Member and the Company. Except as otherwise provided by applicable law and this Agreement, any Member may, but shall not be obligated to, lend money to the Company, act as surety for the Company and transact other business with the Company and has the same rights and obligations when transacting business with the Company as a person or entity who is not a Member.

      Section 5.14 Limited Restrictions of Business Pursuits of Members. Except as set forth in this Section 5.14, this Agreement shall not preclude or limit in any other respect the right of any Member to engage in or invest in any business activity of any nature or description. The Members will conduct a high volume electronics, computers, and appliances merchandise business based on web-based electronics commerce through the Company. Neither of the Members or their affiliates will engage in the business of the Company separately or with other third parties except that CYSP may continue to sell products which are also sold by TOPS or the Company both with respect to CYSP's current operations and with respect to a bridal registry operation to be established by CYSP subject to the following limitations: (i) CYSP will not offer for sale at any time with respect to its current operations more than 100 SKUs, in the aggregate, of products which are then being sold by TOPS in its retail stores and/or by the Company;
(ii) CYSP will not offer for sale at any time in its bridal registry to be established more than 100 SKUs in the aggregate of products which are then being sold by TOPS in its retail stores and/or by the Company; (iii) CYSP will not offer any products for sale at a price lower than the price then being charged by TOPS and/or the

Company; and (iv) TOPS will have the right, unless CYSP can obtain a lower price from a third party, to supply such products to CYSP at the lower of the most favorable price offered by TOPS to any of its customers or a mark-up over its invoice cost of no more than 5%.

      Section 5.15 Duration of Member Status. Except as otherwise set forth in
Article 11, each Member shall remain a Member until the earliest of the death, bankruptcy, withdrawal or dissolution of such Member; provided, however, that no Member may withdraw without either the consent of the holders of a Majority in Interest of all Members.

      Section 5.16 Additional Commercial Assistance. In order to further develop the business of the Company the Members shall provide additional commercial assistance to the Company designed to increase consumer visibility and acceptance of the Company. Such assistance shall include, without limitation, use of the Company's URL on delivery trucks, inclusion of the Company's inserts in the Members' mailings, references to the Company in the Members' advertisements, in-store demonstrations and promotions. The Members shall also gather and record E-Mail addresses of their present and potential future customers.

      Section 5.17 Acquisition, Sale or Change of Control of a Member. Nothing contained in this Agreement shall limit the right of a Member to engage in any transaction which results in such Member acquiring or being acquired or controlled by an entity (including, without limitation, by stock sale, merger, asset sale or other like transaction) including, without limitation, an entity which engages in whole or part in any business which is competitive with the business of the Company. In the event that such transaction is to be effected, the Company and all other Members shall promptly be notified thereof. The Member involved in such transaction agrees that its obligations under this Agreement, and in the case of TOPS, the Supply Agreement, shall continue in full force and effect, unless this Agreement is terminated as set forth below. In addition, good faith negotiations shall be conducted between the Members with a view toward a possible combination of the competitive business with that of the Company. In the event that such negotiations fail or in the event that either Member otherwise wishes to terminate this Agreement (and, in the case of TOPS, the Supply Agreeement), the Members agree that they will negotiate the terms for the sale of the Units owned by the Member engaged in such transaction to the other Member based on the fair value of the Units determined at such time by negotiations or by an appropriate appraisal method, if required.

                                    ARTICLE 6

                 MEMBER ACCOUNTS, ALLOCATIONS AND DISTRIBUTIONS

      Section 6.1 Maintenance of Member Accounts.

            (a) A member account (a "Member Account") shall be established in the Company's books for each Member and transferee in accordance with the rules of Treasury Regulation Section 1.701(b)(2)(iv). Each Member Account shall be:

                  (i) increased by:

                        A. such Member's cash Capital Contributions;

                        B. the fair market value of the Contributed Property
            contributed by such Member to the Company (net of liabilities securing such Contributed Property that the Company is considered to assume or take subject to); and

                        C. the amounts of the gross income and gain of the
            Company allocated to such Member;

and shall be

                  (ii) decreased by:

                        A. the amounts of the Company's losses and deductions
            allocated to such Member;

                        B. the amount of money distributed to such Member by the
            Company; and

                        C. the fair market value of property distributed to such
            Member by the Company (net of liabilities securing such property that such Member is considered to assume or take subject to).

            (b) Generally, a Substitute Member or Assignee of a Unit will succeed to the Member Account relating to the Units transferred. However, if the transfer causes a termination of the Company under Code Section 708, the Company Properties shall be deemed to have been distributed in liquidation of the Company to the Members (including the Substitute Member or transferee of a Unit) and deemed recontributed by such Members and transferees in reconstitution of the Company. In such event, the Carrying Values of the

Company Properties shall be adjusted immediately prior to such deemed distribution (and such Carrying Values shall constitute the agreed values of such properties upon this deemed contribution of the recontributed property). The Member Accounts of such reconstituted Company shall be maintained in accordance with the principles of Section 6.1.

            (c) The foregoing provisions and other provisions of this Agreement relating to maintenance of Member Accounts are intended to comply with Treasury Regulation Sections 1.704-1(b) and -2(b), and shall be interpreted and applied in a manner consistent with such regulations. In the event the Managing Member shall determine that it is prudent to modify the manner in which the Member Accounts, or any debits or credits thereto, are computed in order to comply with such regulations, the Managing Member, without the approval of the Members, may amend this Agreement to reflect such modification; provided that it is not likely to have a material effect on the amounts distributed to the Members pursuant to Article 12 upon dissolution of the Company.

      Section 6.2 Allocations.

            (a) All items of gross income and gain for any period shall be allocated in proportion to the number of their Units.

            (b) Except as provided in Section 10.2(c), all items of loss and deductions for any period shall be allocated to the Members in proportion to the number of their Units.

      Section 6.3 Special Allocation Provisions

            (a) The Members intend that Capital Accounts be maintained in accordance with the tax regulations under Section 704 of the Code, including, without limitation, the provisions relating to minimum gain chargeback in
Section 1.704-2(f), the Partner Minimum Gain Chargeback provisions in Section 1.704-2(j)(4), the qualified income offset provisions of Section 1.704-1(b)(2)(ii)(d)(4), Section 1.704-1(b)(2)(ii)(d)(5), or Section
1.704-1(b)(2)(ii)(d)(6), and the mandatory allocations under Section 704(c) of the Code. Capital Accounts of all Members shall be adjusted upon the circumstances and in the manner described in Section 1.704-1(b)(2)(iv)(f) and
(g) of the Tax Regulations. Nonrecourse Deductions for any Taxable Year shall be specifically allocated among the Members in proportion to their Company Percentages. The Managing Member, if it deems appropriate, may make, in good faith and in its sole discretion, appropriate amendments to this Agreement to more readily effectuate all of the foregoing.

            (b) The allocations set forth in (a), above (the "Regulatory Allocations").

      Section 6.4 Distributions.

            (a) Distributions shall be made as and when decided by a Super Majority in Interest of the Members; provided, however, that to the extent of Available Cash a Distribution shall be made each year in an amount sufficient for the Members to satisfy their respective income tax liabilities arising by the allocations in Section 6.2, assuming each Member is subject to tax at the highest marginal federal tax bracket for corporations and at the highest such marginal rate applicable to New Jersey resident corporations. As of any Distribution Date, each Member's Unit Distribution shall be calculated by dividing the amount of the aggregate Distribution by the aggregate number of Units held by such Member.

            (b) A Member shall have no right to demand and receive any Distribution from the Company in any form other than cash.

            (c) A Member may not receive a Distribution to the extent that, after giving effect to the Distribution, all liabilities of the Company, other than liability to Members on account of their Capital Contributions, would exceed the fair value of the Company's assets.

            (d) The Company shall withhold taxes with respect to any Distribution to the extent required by law, and any amount so withheld shall be treated as a distribution to such Member for purposes of this Section 6.4.

            (e) Any distribution of cash, cash equivalents, or marketable securities ("Distributable Property") prior to the end of the Taxable Year in which such Distributable Property came into possession of the Company shall be treated as a non-interest-bearing loan (a "draw") from the Company to each Member receiving such draw and shall be deemed repaid by reducing the amount of each subsequent distribution to the Member receiving such draw pursuant to this
Section 6. 4(e) by the lesser of (i) the entire amount otherwise distributable to the Member receiving such draw, and (ii) the entire amount of any unrepaid draws pursuant to this Section 6.4(e).

                                    ARTICLE 7

                         FISCAL YEAR, BOOKS AND RECORDS

      Section 7.1 Books of Account and Records. At all times during the term of the Company, the Company shall keep or cause to be kept at the Company's principal office the following items:

            (a) a copy of this Agreement;

            (b) a current list of the full name and last known business, residence, or mailing address of each Member and the number of Units held by each Member;

            (c) a copy of the Certificate and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

            (d) copies of the Company's federal, state, and local income tax returns and reports, if any, for the three most recent years;

            (e) the Company's financial books and records, including all employment and human resources records; and

            (f) minutes of meetings of Members and any written consents obtained from Members regarding action taken by Members without a meeting.

      Section 7.2 Inspection. All documents required to be maintained at the Company's principal office under Section 7.1, as well as true and full information regarding the state of the Company's business, financial condition and other information regarding the affairs of the Company as is just and reasonable, shall be made available upon reasonable demand for any purpose reasonably related to the Member's interest as a Member, during ordinary business hours for inspection and copying at the reasonable request and expense of any Member. In addition, any Member of the Company shall have the right to have a formal accounting of Company affairs at such Member's sole cost and expense whenever circumstances render it just and reasonable.

      Section 7.3 Fiscal Year. The fiscal year of the Company shall begin on January 1 and end on December 31 in each year except that the first year of the Company shall be that period (even if less than twelve months) beginning on the date of filing the Certificate and ending on the next following December 31 and the final year of the Company shall be that period beginning on the first day of such year and ending on the date of cancellation of the Certificate.

      Section 7.4 Accounting. The Company's accountants employed at any one time shall be the final authority with regard to any accounting questions that may arise during the course of the business of the Company. The fees of the accountants will be a normal Company business expense.

      Section 7.5 Financial Reports. On or before the 90th day following the end of each fiscal year of the Company, the Company shall cause to be prepared in accordance with GAAP by an independent accounting firm chosen by the Advisory Board, an audited balance sheet of the Company as at December 31 of the preceding fiscal year, together with all related financial statements for the calender year then ended. The Company shall cause such financial statements to be delivered to each Member along with all information with respect to the Company necessary for the Members' federal and state income tax returns, including a Form K-1 or its equivalent.

                                    ARTICLE 8

                                   TAX MATTERS

      Section 8.1 Member for Tax Matters. Gary Finkel shall be the person designated pursuant to Section 6231(a)(7) of the Code for purposes of federal and state income tax matters.

      Section 8.2 Tax Returns. The Company shall cause the preparation and timely filing of all tax returns required to be filed by the Company pursuant to the Code and all other tax returns deemed necessary and required in each jurisdiction in which the Company does business.

      Section 8.3 Deductions and Elections. Wherever reasonably possible, the Company shall treat as expense items all amounts incurred for services, rent, taxes, leases, interest and other fees and charges inuring or relating to Company Property which may, in accordance with applicable law, regulations and/or decisions, be considered as expenses. Any such items that must be capitalized shall be amortized over the shortest period of time allowable. The Company shall, to the extent permitted by applicable law and regulations, elect to claim those tax positions as the Member for tax matters, in its discretion, determines to be most favorable to the Members. No Member shall take any action or refuse to take any action which would cause the Company to forfeit the benefits of any tax election previously made or agreed to be made. Each Member shall promptly supply the Company with any information necessary to give effect to such tax elections.

                                    ARTICLE 9

                 MEMBERS' AND OFFICERS' LIABILITY AND INDEMNITY

      Section 9.1 Members' and Officers' Liability.

            (a) To the fullest extent permitted by the New Jersey Act and all other applicable law, no Member or officer shall be personally liable or obligated under a judgment, decree or order of a court, or in any other manner, for the debts, liabilities, or obligations of the Company, whether arising in contract, tort or otherwise.

            (b) If a Member has received the return of any part of its Capital Contribution in violation of this Agreement or the New Jersey Act, such Member shall be liable to the Company for a period of three years thereafter for the amount of the Capital Contribution wrongfully returned.

            (c) If a Member has received the return in whole or in part of its Capital Contribution without violation of this Agreement or the New Jersey Act, such Member shall be liable to the Company for a period of three years thereafter for the amount of the returned Capital Contribution, but only to the extent necessary to discharge the liabilities of the Company to those creditors who extended credit to the Company during the period the Capital Contribution was held by the Company.

            (d) Any liability of a Member to the Company under this Article 11 can be waived or compromised pursuant to action of the Members. A Member who is subject to an obligation to repay any Capital Contribution to the Company as required by the Certificate or this Agreement shall make such repayment on demand by the Company. No Member shall be liable to the Company, its creditors or any other Member with respect to any amounts paid to such Member as profit sharing, loan repayment, interest, salary, wage, rental, royalty, fee or payment for value given and which is not paid to such Member as a return of such Member's Capital Contribution.

      Section 9.2 Right to Indemnification.

            (a) Subject to the limitations and conditions provided in this
Section 9.2 and in the New Jersey Act, each Person (an "Indemnified Person") who was or is made a party or is threatened to be made a party to or is otherwise involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (a "Proceeding"), or any appeal in such a Proceeding, or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he, she or it was or is (a) a Member (b) the legal representative of or a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of a Member (a

"Legal Representative"), or (c) an officer or agent or the Company, shall be indemnified by the Company against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable costs and expenses (including, without limitation, attorneys' fees) actually incurred by such Indemnified Person in connection with such Proceeding if (i) such Indemnified Person acted in good faith and in a manner he, she or it reasonably believed to be in, or not opposed to, the best interest of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his, her or its conduct was unlawful and (ii) the Indemnitee's conduct did not constitute gross negligence or willful or wanton misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person did not act in good faith and in a manner which he, she or it reasonably believed to be in, or not opposed to, the best interests of the Company or, with respect to any criminal action or proceeding, that the Indemnified Person had reasonable cause to believe that his, her or its conduct was unlawful.

            (b) Notwithstanding Section 9.2(a), the Company's obligation to indemnify any Indemnified Person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that such Person is or was a Member, or a Legal Representative of a Member of the Company, shall be limited to such Indemnified Person's expenses (including attorneys' fees) actually and reasonably incurred by such Person in connection with the defense or settlement of such action or suit, and such indemnification shall be required only if such Person acted in good faith and in a manner he, she or it reasonably believed to be in, or not opposed to, the best interests of the Company, and no indemnification shall be made in respect of any claim, issue or matter as to which such Person shall have been adjudged to be liable for negligence or misconduct in the performance of his, her or its duty to the Company unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

            (c) Indemnification under this Section 9.2 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Section 9.2 shall be deemed contract rights, and no amendment, modification or repeal of this Section 9.2 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal.

            (d) The right to indemnification conferred by Section 9.2(a) and (b) shall include the right to be paid or reimbursed by the Company for the reasonable expenses incurred in advance of the final disposition of the Proceeding and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Person of his, her or its good faith belief that he, she or it has met the standard of conduct necessary for indemnification under this
Section 9.2 and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such Person is not entitled to be indemnified under this Section 9.2 or otherwise.

            (e) The right to indemnification and the advancement and payment of expenses conferred by this Section 9.2 shall not be exclusive of any other right which a Person may have or hereafter acquire under any law (common or statutory), provision of the Articles, agreements, vote of Members or otherwise.

            (f) The Company may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as a Member, officer, employee or agent of the Company or is or was serving as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of a Member against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Section 9.3.

            (g) If Section 9.2(a) or (b) or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Indemnified Person as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article II that shall not have been invalidated and to the fullest extent permitted by applicable law.

      Section 9.3 Exculpation. To the fullest extent permitted by the New Jersey Act or other applicable law, no Person who shall be authorized to and shall perform or exercise any of the powers or duties set forth in Section 6 or otherwise with respect to the management of the Company, shall have any personal liability to the Company or any other Member for monetary damages for breach of any fiduciary or other duty owed to any person.

      Section 9.4 Remedies. The remedies of the Members and others hereunder are cumulative and shall not exclude any other remedies to which a Member may be lawfully entitled. The Members acknowledge that all legal remedies for any breach of this Agreement may be inadequate, and therefore they consent to any appropriate equitable remedy; provided, however, that any failure of a Member to abide by the terms of this Agreement, including without limitation any vote or consent that should bind a Member, or any other failure to adhere to the terms of this Agreement which cost the Company legal and court costs to enforce same shall render the breaching Member liable to the Company for any such fees and costs.

      Section 9.5 Waiver. The failure of the Company any Member to insist upon strict performance of a covenant or condition hereunder shall not be waiver of its right to demand strict compliance therewith in the future.

                                   ARTICLE 10

                          ADDITIONAL MEMBERS AND UNITS

      Section 10.1 Additional Units. With the prior written consent of a Super Majority in Interest of the Members, the Company may issue Additional Units by sale or other issuance to existing Members or other persons or entities ("Additional Members"). Any such sale or other issuance of Units shall be made in accordance with the Certificate and this Agreement. As a condition to such issuance, Additional Members acquiring such Units shall execute a copy of or rider to this Agreement and all other documents and instruments as the Company may require and shall become Members upon the date the last of such agreements are executed. The legal fees and costs associated with the preparation and filing of an amendment to the Certificate to effectuate such admission, if necessary, and all other documents necessary to continue the Company's right to do business in the jurisdictions in which it is then doing business, shall be borne by the Company.

      Section 10.2 Allocations. Additional Units shall not be entitled to any retroactive allocation of the Company's gross income, gains, losses, deductions, credits or other matters of any kind; provided that Additional Units shall be entitled to their respective share of the Company's gross income, gains, losses, deductions, credits and other matters of any kind arising under contracts entered into before the effective date of the issuance of any Additional Units to the extent that such gross income, gains, losses, deductions, credits and other matters of any kind arise after such effective date. The Company's books may be closed at the time Additional Units are issued (as though the Company's tax year had ended) or the Company may credit to the Additional Units pro rata allocations of the Company's gross income, gains, losses, deductions, credits and other matters of any kind for that portion of the Company's fiscal year after the effective date of the issuance of the Additional Units.

                                   ARTICLE 11

                                    TRANSFERS

      Section 11.1 Transfer Restrictions. Except as provided elsewhere in this
Article 11, no Member shall, directly or indirectly, sell, transfer, assign, endorse, mortgage, pledge, hypothecate, grant an option to any person to acquire, grant a security interest in, or otherwise dispose of or encumber its Units or interest in the Company or any economic benefit therein without the prior, written consent of the holders of a Super Majority in Interest of the Members, which consent may be given or withheld in the sole and absolute discretion of each such party. Upon the receipt of all required consent, pursuant to Section 42:2B-46 of the New Jersey Act, a person acquiring one or more Units shall be admitted to the Company as a Substitute Member. A Member shall cease to be a Member (and have the power to exercise any rights of being a Member) when the Member has transferred all such Member's Units to one or more transferees whether or not such transferees are or become admitted as Substitute Members. No consent shall be required with respect to a transfer to a parent or wholly-owned subsidiary of a Member.

      Section 11.2 Non-Consensual Transfers.

            (a) Any purported transfer of Units or any economic interest therein not in compliance with Section 11.1 shall be null and void, regardless of any notice provided to the Company, and shall not create any obligation or liability of the Company to the purported transferee, and any person purportedly acquiring any Units or any economic interest therein purportedly transferred without the prior, written consent required by Section 11.1 shall not be entitled to admission to the Company as a Substituted Member.

            (b) In the case of an attempted transfer of any Units or any economic benefit therein that has not received the consents required by Section 11.1, the parties engaging or attempting to engage in such transfer shall indemnify and hold harmless the Company and the other Members from all cost, liability, and damage that any of such indemnified persons may incur (including, without limitation, incremental tax liability and lawyers' fees and expenses) as a result of such transfer or attempted transfer and the enforcement of this indemnity.

      Section 11.3 Termination of Membership.

            (a) If a Member is a corporation, trust or other entity and is dissolved or terminated, the powers of that Member may be exercised by its legal representative or successor.

            (b) In the event of dissolution of a Member, followed by agreement to continue the Company as provided in Section 2.4, any successor to the Units of the affected Member as a result thereof shall be deemed to be the transferee of the entire interest of the affected Member and may be admitted as a Substitute Member upon satisfaction of the consent requirements of Section 11.1.

            (c) The provisions of Article 2 and this Section 11.3 shall not cause or require the dissolution of the Company should any of the events described in such Article or

Section occur to a person or entity who is not a Member but only possesses economic benefits associated with any Units.

      Section 11.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrator, successors and assigns of the parties hereto.

      Section 11.5 Withdrawal. A Member does not have the right to withdraw from the Company as a Member and shall not do so.

                                   ARTICLE 12

                             DISSOLUTION AND WIND-UP

      Section 12.1 Winding Up. Upon the occurrence of an event described in
Section 2.3 and the lack of an agreement to continue the Company as set forth in
Section 2.4 or if at least two Members do not remain following any such event, the Company shall commence to wind up its affairs. At such time, if any Member is interested in purchasing the trademark of the Company, the Members will agree upon and assign to the Company trademark a value (the "Trademark Value"), or in the absence of such an agreement, the Trademark Value will be determined by an appraiser mutually appointed by the Members and at the expense of the Company. The Trademark Value will be charged against the value to be received pursuant to
Section 12.3 by the Member to whom it will be assigned.

      Section 12.2 Authority to Wind-Up. All winding-up activities shall be managed by the agent appointed by the holders for this express purpose, to the exclusion of the Members. Pursuant to Section 18-803 of the New Jersey Act, upon dissolution of the Company and until the filing of a Certificate of Cancellation as provided in Section 42:2B-14 of the New Jersey Act, the Person winding up the Company's affairs may, in the name of and on behalf of the Company, prosecute and defend suits, settle and close the Company's business, dispose of and convey the Company Property, discharge the Company's liabilities and distribute to the Members any remaining Company Property, all without affecting the liability of the Members.

      Section 12.3 Settlement and Distribution. In settling accounts after dissolution, the assets of the Company shall be distributed as follows:

            (a) to creditors, including Members who are creditors to the extent otherwise permitted by law, in satisfaction of liabilities of the Company other than liabilities for distribution to Members under Section 42:2B-36 or 42:2B-39 of the New Jersey Act;

            (b) except as provided in this Agreement, to Members and former Members in satisfaction of liabilities for distributions under Sections 42:2B-36 or 42:2B-39 of the New Jersey Act; and

            (c) to the establishment of reserves for contingencies or unforeseen liabilities and obligations of the Company, which reserves may be paid over to a bank or other party chosen by the Members, to be held in escrow for payment of such continent or unforeseen liabilities;

            (d) except as provided in this Agreement, to Members in proportion to and to the extent of the Members' Member Accounts and thereafter in the proportion in which the Members share in Distributions under Article 6.

At the expiration of such time period as the Members shall deem advisable, the remaining balance of any reserve established in accordance with clause (c) shall be distributed in the manner set forth in clause (d).

      Section 12.4 Termination. Upon completion of the distribution of the Company Property as provided in this Article 12, the Company shall be terminated, and the Manager or other agent appointed as set forth in Section
12.2 in charge of winding-up the Company's business shall cause the filing of the Certificate of Cancellation pursuant to Section 42:2B-14 of the New Jersey Act and shall take all such other actions as may be necessary to terminate the Company.

      Section 12.5 Claims of the Members. The Members shall look solely to the Company Property for the return of their Capital Contributions, and if the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Members shall have no recourse against the Company or any other Member or Manager or former Member or Manager or any other employee or agent of the Company or any Manager.

                                   ARTICLE 13

                                     NOTICES

      All Notices shall be in writing and shall be deemed to have been given when delivered personally to the party to be notified or when deposited in the United States mail, certified, with return receipt requested, or deposited with a nationally-recognized overnight delivery service, postage and charges prepaid, addressed as follows:

            (a) if to the Company, addressed to the Company's Principal Office, with a copy to each of Davis & Gilbert LLP, 1740 Broadway, New York, NY 10019; Attn: Walter M. Epstein, Esq. and Greenbaum, Smith, Ravin, Davis & Himmel, 99 Wood Avenue South, Iselin, New Jersey 08830; Attn: Joseph Oriolo, Esq.; and

            (b) if to a Member, addressed to such Member's address for purposes of Notice which is contained in the Company's records. Any Member may change its address or representative to be notified by written Notice to the Company.

                                   ARTICLE 14

                                  MISCELLANEOUS

      Section 14.1 Governing Law. This Agreement shall be deemed to be made under and shall be construed in accordance with the laws of the State of New Jersey, excluding any conflict of laws rules. It is the intent of the Members upon execution hereof that this Agreement shall be deemed to have been prepared by all of the parties to the end that no Member shall be entitled to the benefit of any favorable interpretation or construction of any term or provision hereof under any rule or law.

      Section 14.2 Jurisdiction; Costs. All actions or proceedings in any way, manner or respect, arising out of or from or related to this Agreement shall be litigated only in courts having situs within the State of New Jersey. Each Member hereby consents and submits to the jurisdiction of any local, state or federal court located within said county and state and hereby waives any rights he, she or it may have to transfer or change the venue of any such litigation. The prevailing party in any litigation in connection with this Agreement shall be entitled to recover from the other party all costs and expenses, including without limitation reasonable fees and expenses of attorneys and paralegals, incurred by such party in connection with any such litigation.

      Section 14.3 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement shall not be affected and the application of such affected provisions shall be enforced to the greatest extent permitted by law.

      Section 14.4 Headings. All Article, Section or subsection titles or captions and the Table of Contents contained in this Agreement are for convenience only and shall not be deemed part of the context of this Agreement.

      Section 14.5 Plurals and Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons may require.

      Section 14.6 Time. In computing any period of time pursuant to this Agreement, the day of the act, event or default from which the designated period of time begins to run shall not be included, but the time shall begin to run on the next succeeding day. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or legal holiday.

      Section 14.7 Entire Agreement. This Agreement constitutes the complete and entire agreement among the Members. This Agreement merges any prior agreements, verbal or collateral, express or implied. Any such prior agreements, not expressly set forth herein, shall have no any legal effect.

      Section 14.8 Amendment. This Agreement may be amended (including a termination or extension) by a written instrument executed by the holders of a Majority in Interest of the Members. Notwithstanding the foregoing (a) an amendment or modification reducing a Member's voting rights or share of distributions (other than to reflect changes otherwise provided by this Agreement) is effective only with that Member's consent; (b) an amendment or modification reducing the required vote or other measure for any consent or vote in this Agreement is effective only with the consent or vote of Members having the vote or other measure theretofore required; and (c) an amendment that would modify the limited liability of a Member is effective only with that Member's as applicable, consent.

      Section 14.9 Method of Execution. The Agreement may be executed in counterparts (including telecopied signature pages followed by original copies), no one of which need be executed by all Members, each of which, however, shall be deemed an original for all purposes, and all of which shall constitute but one and the same Agreement.

      Section 14.10 Title to Assets. Title to the Property and all other assets acquired by the Company shall be held in the name of the Company. No Member shall individually have any ownership interest or rights in and specific Company Property or any other assets of the Company. No Member shall have any right to seek or obtain a partition of the Property or other assets of the Company, nor shall any Member have the right to any specific assets of the Company upon the liquidation of or any distribution from the Company.

      Section 14.11 Nature of Unit in the Company. A Member's Unit shall be personal property for all purposes.

      Section 14.12 No Third Party Rights. None of the provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, including creditors of the Company.

      Section 14.13 Binding Agreement. Subject to the restrictions on the disposition of Units and other interests in the Company herein contained, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

      Section 14.14 Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of his her or its obligations hereunder or with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person. Failure on the part of a Person to complain of any act or to declare any Person in default hereunder, irrespective of how long that failure continues, does not constitute a waiver by that Person of his, her or its rights with respect to that default.

      Section 14.15 Further Assurances. Each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated herein.

      Section 14.16 Section References. References to specific sections of the New Jersey Act are to the New Jersey Act as in effect on the date hereof and shall be deemed to be references to corresponding provisions of the New Jersey Act as it may be amended from time to time.

      This Agreement is executed as of the date first written above.

                                       CYBERSHOP HOLDING CORP.


                                       By:______________________________________
                                          Name:
                                          Title:


                                       TOPS APPLIANCE CITY, INC.


                                       By:______________________________________
                                          Name:
                                          Title:

                                    EXHIBIT A

                INITIAL MEMBERS, CAPITAL CONTRIBUTIONS AND UNITS

================================================================================
                                                Capital            Units
      Name and Address of Member             Contributions        Issued
================================================================================
      Cybershop Holding Corp.
      116 Newark Avenue
      Jersey City, NJ 07302                     76,500              765
================================================================================
      TOPS Appliance City, Inc.
      45 Brunswick Avenue
      Edison, NJ 08818                          73,500              735
================================================================================

                                    EXHIBIT B

                 SERVICES TO BE PROVIDED BY CYSP TO THE COMPANY

      1. Implementation and control of the website commercial operations of the Company; website design and maintenance including navigation strategy, sign-up strategy and design of template and processes for real time updates and ease of use including input of product pages containing all necessary customer information.

      2. Web based infrastructure and marketing development, including use of Interworld license and use of marketing arrangements currently in effect with CYSP.

      3. Customer interface/service including training of CYSP's representatives, use of CYSP's representatives for overflow, use of CYSP's systems and modification of systems for special needs of the Company.

      4. Management information services needed by the Company in conducting its business, including weekly and quarterly reports. Training of the Company's personnel in the preparation of required supporting information and reports.

      5. Financial information and clerical and reporting services required to establish and maintain a financial reporting systems of the Company.

      6. Preparation of the CYSP's facilities for use in the business of the Company including adequate space for the Company's personnel and assistance in the purchase/lease of dedicated computer equipment, web services, fax machines and the like. To the extent that CYSP has such equipment available for use by the Company consistent with the conduct of the business of the CYSP such equipment shall be made available without charge other than direct charges of third parties.

      7. Provide commercial assistance to the Company designed to increase consumer visibility and acceptance of the Company. Such assistance shall include, without limitation, inclusion of the Company's inserts in CYSP's electronic mailings and websites and references to the Company in CYSP's advertisements and promotions.

      8. Gather and record E-Mail addresses of their present and potential future customers.

                                    EXHIBIT C

                 SERVICES TO BE PROVIDED BY TOPS TO THE COMPANY

      1. Establish distribution delivery systems for local, regional, national and international customers.

      2. Provide advice and assistance with respect to inventory supplies, acquisition, warehousing and shipment.

      3. Create inventory management systems for the Company which coordinates warehousing capabilities, inventory restocking and alternative procedures for inventory access.

      4. Advise the Company on participation in coop advertising, store promotions, inserts and other marketing materials.

      5. Establish procedures with respect to delivery scheduling and returns.

      6. Provide assistance with respect to establishing extended warranty offerings.

      7. Take necessary procedures at the TOPS warehouse and distribution facilities to handle the projected requirements of the Company for distribution and fulfillment.

      8. Provide assistance and interface with manufacturers, suppliers, and distributors with respect to expanding and developing the inventory and product mix of the Company.

      9. Provide commercial assistance to the Company designed to increase consumer visibility and acceptance of the Company. Such assistance shall include, without limitation, use of the Company's URL on delivery trucks, inclusion of the Company's inserts in the TOPS mailings, references to the Company in the TOPS advertisements, in-store demonstrations and promotions.

      10. Gather and record E-Mail addresses of their present and potential future customers.